UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly,	Rhode Island	02891
(Address of principal executive offices)		(Zip Code)

(401)	348-1200
(Registrant's telephone number, including area code)

N/A
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Operating Officer

On December 12, 2022, Mark K.W. Gim informed the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) of his intent to retire as President and Chief Operating Officer of the Corporation and The Washington Trust Company (the “Bank”) on April 25, 2023, following the 2023 Annual Meeting of Shareholders of the Corporation.

Appointment of New President and Chief Operating Officer

On December 15, 2022, the respective Boards of Directors of the Corporation and the Bank appointed Mary E. Noons, 61, as Senior Executive Vice President and Chief Retail Lending Officer of the Bank effective immediately, and to President and Chief Operating Officer of the Corporation and the Bank, effective April 26, 2023, following Mr. Gim’s retirement on April 25, 2023. Ms. Noons joined the Bank in 1992 and has held positions of increasing responsibility in lending support, loan operations, secondary market, consumer lending, mortgage operations and mortgage origination. In 2016, she was promoted to Executive Vice President and became responsible for leading all mortgage and consumer lending activities for the Bank and its subsidiary mortgage company Washington Trust Mortgage Company LLC. In 2018, she added the title of Chief Retail Lending Officer.

Ms. Noons is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Ms. Noons, on the one hand, and any director, executive officer or any other person nominated or chosen by the Corporation or the Bank to become a director or executive officer, on the other.

Election of New Director

On December 15, 2022, the Board of Directors of the Corporation elected Mr. Gim to serve as a Director of the Corporation, effective immediately. Mr. Gim was elected to the class of directors serving until the 2023 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

There is no arrangement or understanding between Mr. Gim and any other person pursuant to which Mr. Gim was appointed to the Board of Directors. Mr. Gim is not a party to any transactions that would be required to be disclosed under Section 404(a) of Regulation S-K. There are no family relationships between Mr. Gim, on the one hand, and any director, executive officer or any other person nominated or chosen by the Corporation or the Bank to become a director or executive officer, on the other.

A copy of the press release dated December 15, 2022, announcing Mr. Gim’s retirement and Board election and Ms. Noons appointment as President and Chief Operating Officer, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	99.1	Press release dated December 15, 2022*
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date:	December 15, 2022	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer